CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-8 Registration Statement of Foldera, Inc. of our report dated March 15, 2006, relating to the financial statements of Taskport, Inc. as of December 31, 2005 which is incorporated by reference into such Form S-8.

Kabani & Company, Inc.
Los Angeles, California

Dated: January 29, 2007